UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

NOVA BIOSOURCE FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

2777 Allen Parkway, Suite 860, Houston, Texas 77019
(Address of Principal Executive Offices)

713-869-6682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is a news release issued by Nova Biosource Fuels, Inc. announcing that its application for listing of its common stock on the American Stock Exchange has been approved.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 OTHER EVENTS

Recent Developments

On May 9, 2007, the American Stock Exchange LLC informed Nova Biosource Fuels, Inc. that its application for listing of its common stock on the American Stock Exchange (AMEX) has been approved.  Nova expects to begin trading on the AMEX under the symbol “NBF” on Monday, May 14, 2007.  Nova’s common stock will continue trading on the Over-The-Counter Bulletin Board System under the symbol “NVBF” until the move is complete.

The Specialist firm for Nova Biosource Fuels will be J. Streicher and Co.

The AMEX listing is contingent upon the Company remaining in compliance with all applicable listing standards on the date it begins trading on the AMEX, and the listing may be rescinded if the Company ceases to be in compliance with such standards.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1         News Release dated May 9, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ J.D. McGraw
J.D. McGraw
Vice Chairman and President

Date: May 9, 2007

EXHIBIT INDEX

99.1         News Release dated May 9, 2007.